UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2022

ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

One Liberty Plaza, 7th Floor
New York, New York	10006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 297-0200

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ABM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of ABM Industries Incorporated (the “Company” or “ABM”) held on March 23, 2022 (the “Annual Meeting”), ABM’s stockholders voted on the matters outlined in ABM’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on February 11, 2022.

(1)	The following persons were elected to serve as directors of ABM by a vote of stockholders, each to serve for a term ending at the annual meeting of stockholders in the year 2023 and until his or her successor is duly elected and qualified: Quincy L. Allen, LeighAnne G. Baker, Linda Chavez, Art A. Garcia, Jill M. Golder, Sudhakar Kesavan and Scott Salmirs.

Nominee	For	Against	Abstain	Broker Non-Votes
Quincy L. Allen	54,259,610	4,275,280	23,956	2,913,840
LeighAnne G. Baker	58,174,878	359,445	24,523	2,913,840
Linda Chavez	57,854,521	681,378	22,947	2,913,840
Art A. Garcia	58,329,232	203,719	25,895	2,913,840
Jill M. Golder	58,303,809	228,135	36,902	2,913,840
Sudhakar Kesavan	58,417,622	118,982	22,242	2,913,840
Scott Salmirs	58,442,153	93,768	22,925	2,913,840

The following directors remained in office: Donald F. Colleran, Thomas M. Gartland and Winifred M. Webb.

(2)	The stockholders approved, on an advisory basis, ABM’s executive compensation.

For	Against	Abstain	Broker Non-Votes
57,384,272	1,083,341	91,233	2,913,840

(3)	The stockholders ratified the appointment of KPMG LLP as ABM’s independent registered public accounting firm for fiscal year 2022.

For	Against	Abstain
60,186,403	1,254,664	31,619

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits.

104       Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED

Dated: March 25, 2022	By:	/s/ Andrea R. Newborn
Andrea R. Newborn
Executive Vice President, General Counsel and Secretary